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                       SUBSIDIARIES OF NASH FINCH COMPANY


A. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash Finch Company):

                         Subsidiary                         State of
                         Corporation                        Incorporation
                        ------------                        -------------
     GTL Truck Lines, Inc.                                    Nebraska
     Norfolk, Nebraska

     Nash De-Camp Company
     Visalia, California                                      California

     Piggly Wiggly Northland Corporation
     Edina, Minnesota                                         Minnesota

     Super Food Services, Inc.
     Dayton, Ohio                                             Delaware

     T.J. Morris Company
     Statesboro, Georgia                                      Georgia


B. Direct subsidiaries of Nash Finch Company (the voting stock of which is owned, with respect to each subisidiary, 66.6 percent by Nash Finch Company):

                         Subsidiary                         State of
                         Corporation                        Incorporation
                         -----------                        -------------
     Gillette Dairy of the Black Hills, Inc.
     Rapid City, South Dakota                                 South Dakota

     Nebraska Dairies, Inc.
     Norfolk, Nebraska                                        Nebraska


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C.   Subsidiaries of Nash-DeCamp Company (the voting stock of which is owned, with respect to each subsidiary other than Agricola Nadco Limitada, 100 percent by Nash-DeCamp Company):

                         Subsidiary                         State of
                         Corporation                        Incorporation
                         -----------                        --------------

     Forrest Transportation Service, Inc.
     Visalia, California                                      California

     Agricola Nadco Limitada (*)                              Chile

     *  Ninety-nine percent (99%) is owned by Nash-DeCamp Company.


D. Subsidiaries of Super Food Services, Inc. (the voting stock of which is owned, with respect to each subsidiary 100 percent by Super Food Services, Inc.):

                         Subsidiary                         State of
                         Corporation                        Incorporation
                         -----------                        -------------

     Gray Bear, Inc.
     Bridgeport, Michigan                                     Michigan

     Kentucky Food Stores, Inc.
     Lexington, Kentucky                                      Kentucky

     Management Incentives, Corp.
     Dayton, Ohio                                             Delaware

     Super Foods, Inc.
     Dayton, Ohio                                             Ohio